Exhibit 99.1

Attis Industries Reverse Splits Stock 1-for-8 to Maintain Nasdaq Listing

MILTON, GA (GlobeNewswire) – March 15, 2019:  Attis Industries, Inc. (NASDAQ: ATIS) (the “Company” or “Attis”), a diversified innovation and technology holding company today announced that its 1-for-8 reverse split of its common stock and its publicly-traded warrants will become effective in The Nasdaq Capital Market prior to market open on March 18, 2019.

The common stock will continue to trade on a post-split basis under the symbol “ATIS” and the publicly-traded warrants will continue to trade on a post-split basis under the symbol “ATISW.”

Attis’s CEO, Jeff Cosman, stated, “We expect this reverse split will allow our stock price to meet the minimum share price listing requirements for The Nasdaq Capital Market, which is critical to maintaining our Nasdaq listing. Our Nasdaq listing is extremely important to us and our investors, providing our stock with greater liquidity, among other advantages, and ultimately enhancing shareholder value.”

As a result of the split, every eight shares of issued and outstanding common stock will be exchanged for one share of common stock, with an additional share issued in lieu of a fractional share. Additionally, every eight publicly-traded warrants will be exchanged for one warrant.

The reverse stock split will reduce the number of shares of common stock issued and outstanding from 27,526,467 pre-split to approximately 3,443,500 post-split. Proportional adjustments and other adjustments will be made to outstanding securities in accordance with their terms. The reverse stock split will reduce the number of publicly-traded warrants issued and outstanding from 3,112,871 pre-split to approximately 389,108 post-split.

Attis Industries, Inc.

Attis Industries Inc. (NASDAQ: ATIS) is a diversified innovation and technology holding company focused on developing and building businesses that play important roles in the new economy. We strive to encourage our employees to be entrepreneurs focused on innovation and technology. We will remain dynamic, persistent and motivated to our mission of winning. The growth of our company will rely on our integrity and our vision for the future. Today, each of Attis business sectors provide high growth opportunities that collectively account for more than a third of our nations GDP. For more information, visit: www.attisind.com

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” “would” or similar words. You should consider these statements carefully because they discuss our plans, targets, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. These statements are subject to certain risks, uncertainties, and assumptions, including, but not limited to, risks and uncertainties relating to the Company's ability to develop, market and sell products based on its technology; the expected benefits and efficacy of the Company's products and technology; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company's business, research, product development, regulatory approval, marketing and distribution plans and strategies; the ability of the Company to continue to meet the listing requirements of NASDAQ; the ability of the Company to execute on a business plan that permits the technologies and innovations businesses to provide sufficient growth, revenue, liquidity and cash flows for sustaining the Company’s go-forward business, and the risks identified and discussed under the caption “Risk Factors” in the Attis Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Securities and Exchange Commission (the “SEC”) on April 16, 2018 and the other documents Attis files with the SEC from time to time. There will be events in the future, however, that Attis is not able to predict accurately or control. Attis’s actual results may differ materially from the expectations that Attis describes in its forward-looking statements. Factors or events that could cause Attis’s actual results to materially differ may emerge from time to time, and it is not possible for Attis to accurately predict all of them. Any forward-looking statement made by Attis in this press release speaks only as of the date on which Attis makes it. Attis undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ir@attisind.com

Kevin M. McGrath

TraDigital IR

(212) 389-9782 x104

kevin@tradigitalir.com